Exhibit 99.1

Quantum Cyber Aligns Strategy With Trump Administration's National Cyber Security Framework, Targets Acquisitions in Quantum and Cyber Defense Sectors

Company Evaluates Multiple Strategic Acquisition Opportunities in Quantum and Cyber Security; Shareholder David Lazar Pre-Funds Additional Tranche, Bringing Total Investment to $6.0 Million

BERKELEY, Calif., March 17, 2026 (GLOBE NEWSWIRE) — Mainz Biomed N.V. (NASDAQ: QUCY) doing business as Quantum Cyber (the “Company” or “Quantum Cyber”), today announced a strategic update in response to the Trump Administration’s newly released National Cybersecurity Strategy, outlining the Company’s positioning within the rapidly evolving quantum and cyber defense landscape. The Company also disclosed the pre-funding of the second tranche pursuant to a previously announced private placement with lead shareholder David Lazar.

Aligning With the Trump Administration’s National Cybersecurity Strategy

On March 10, 2026, the White House released a sweeping National Cybersecurity Strategy document under the direction of President Donald Trump, articulating six foundational pillars intended to defend the safety, security, and prosperity of the American people in cyberspace. The strategy represents one of the most comprehensive federal policy commitments to cyber defense in recent history and signals a significant expansion of investment and regulatory focus in both cybersecurity and quantum computing.

Among the key pillars of the Trump cybersecurity framework are: proactively detecting and defeating adversarial cyber actors before they breach U.S. networks; streamlining cyber regulations to reduce compliance burdens and align the private sector with government objectives; accelerating the adoption of post-quantum cryptography, zero-trust architecture, and secure cloud infrastructure across national security systems; prioritizing U.S.-developed technologies over adversarial products; building a robust domestic cyber workforce; and promoting the security of cryptocurrencies and blockchain technologies through the adoption of post-quantum cryptographic standards.

Quantum Cyber views the White House’s strategy as a direct validation of the Company’s core business thesis. The convergence of quantum computing and cybersecurity — two domains at the center of the Trump Administration’s framework — represents one of the most significant growth opportunities in the technology sector over the coming decade. The Company believes its name, focus, and developing capabilities place it at the intersection of both priority areas identified by the federal government.

Acquisition Strategy: Pursuing Opportunities in Quantum and Cyber Defense

Building on the momentum of the Trump Administration’s cybersecurity framework, Quantum Cyber’s management team is actively evaluating a pipeline of strategic acquisition candidates operating in quantum computing, post-quantum cryptography, zero-trust network architecture, and adjacent cybersecurity disciplines. The Company believes that a targeted acquisition strategy will accelerate its ability to build an operationally active platform with measurable revenue potential in sectors directly aligned with U.S. national security priorities.

The Company is currently conducting preliminary due diligence on several opportunities and is engaged in discussions with potential targets. While no definitive agreements have been reached and there can be no assurance that any transaction will be consummated, management is cautiously optimistic about the quality of the pipeline and the timeliness of the strategic window created by the current federal policy environment. The Company intends to provide further updates as discussions progress.

“The Trump Administration’s cybersecurity strategy is a landmark policy commitment that confirms what we have long believed: quantum and cyber defense are the defining technology frontiers of our generation,” said management of Quantum Cyber. “We are actively looking at several acquisition opportunities that we believe would position Quantum Cyber as a meaningful participant in the sectors the White House has identified as critical national priorities. We look forward to sharing more details with our shareholders in due course.”

David Lazar Pre-Funds Additional Investment Tranche

The Company is also pleased to announce that David Lazar, a significant shareholder and strategic supporter, has pre-funded the second tranche in the amount of $3,000,000, pursuant to a previously announced private placement contemplated by that certain securities purchase agreement between the Company and Mr. Lazar, dated February 13, 2026. As previously disclosed, the consummation of the second tranche transactions and the issuance of the shares of series D preferred stock and series E preferred stock in connection therewith are subject to certain customary closing conditions, as well as receipt of approval by the shareholders of the Company. As a result of this additional funding, the Company has now received a total of $6,000,000 from Mr. Lazar under this commitment.

The Company is grateful for Mr. Lazar’s continued confidence and support, which management believes reflects the strength of the Company’s strategic direction and the significant opportunity presented by the quantum and cybersecurity sectors.

This press release does not constitute an offer to sell or the solicitation of an offer to buy these securities, nor shall there be any sale of these securities in any state or other jurisdiction in which such offer, solicitation or sale would be unlawful prior to the registration or qualification under the securities laws of any such state or other jurisdiction.

About Quantum Cyber (NASDAQ: QUCY)

Mainz Biomed N.V. (NASDAQ: QUCY) doing business as Quantum Cyber is a publicly traded company focused on building a diversified platform at the intersection of quantum computing and cybersecurity. The Company is actively pursuing strategic acquisitions and partnerships in post-quantum cryptography, zero-trust architecture, and related national security technology sectors.

Forward-Looking Statements

Certain statements made in this press release are “forward-looking statements” within the meaning of the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995. Forward-looking statements may be identified by the use of words such as “anticipate”, “believe”, “expect”, “estimate”, “plan”, “outlook”, and “project” and other similar expressions that predict or indicate future events or trends or that are not statements of historical matters. Such forward-looking statements relate to future events or our future performance, including: the completion of the private placement; the satisfaction of customary closing conditions related to the private placement, and receipt of the shareholder approval in connection with the private placement. These forward-looking statements reflect the current analysis of existing information and are subject to various risks and uncertainties. As a result, caution must be exercised in relying on forward-looking statements. Due to known and unknown risks, actual results may differ materially from the Company’s expectations or projections. The following factors, among others, could cause actual results to differ materially from those described in these forward-looking statements: (i) the failure to meet projected development and related targets; (ii) changes in applicable laws or regulations; (iii) inability to successfully pursue our new initiatives; (iii) failure to receive shareholder approval and consummate the second tranche transactions, and (v) other risks and uncertainties described herein, as well as those risks and uncertainties discussed from time to time in other reports and other public filings with the Securities and Exchange Commission (the “SEC”) by the Company. Additional information concerning these and other factors that may impact the Company’s expectations and projections can be found in its initial filings with the SEC, including its annual report on Form 20-F filed on March 31, 2025, its mid-year report on Form 6-K filed on September 26, 2025, and its subsequent filings with the SEC. The Company’s SEC filings are available publicly on the SEC’s website at www.sec.gov. Any forward-looking statement made by us in this press release is based only on information currently available to the Company and speaks only as of the date on which it is made. The Company undertakes no obligation to publicly update any forward-looking statement, whether written or oral, that may be made from time to time, whether as a result of new information, future developments or otherwise, except as required by law.

Investor Relations Contact:

Arx Investor Relations

North American Equities Desk

qucy@arxhq.com